Exhibit 99.1

Addentax Group Corp. and Dezhong Xinghui Collaborate to Develop AI Logistic System, Facilitating Breakthroughs in Logistics Delivery

SHENZHEN, China, March 20, 2024 /PRNewswire/ — Addentax Group Corp. (“Addentax” or the “Company”) (Nasdaq: ATXG), an integrated service provider focusing on garment manufacturing, logistics services, property management, and subleasing, has announced the formalization of a strategic cooperation and the signing of a three year memorandum of understanding (the “MOU”) with Dezhong Xinghui Information Technology Co., Ltd. (“Dezhong Xinghui”) on March 20, 2024, an enterprise established in September 2017 based in Hangzhou City’s Xihu District, is recognized for its high-tech innovations in digital retail.

The collaboration between Addentax and Dezhong Xinghui is focused on the development of an artificial intelligence (“AI”) logistics system. This system aims to optimize vehicle dispatching, monitor inventory in real-time, enable intelligent sorting and delivery, and operate seamlessly. By automating tasks, this initiative significantly reduces labor costs and errors, ultimately enhancing efficiency and quality across logistics operations. Overall, the AI logistics system’s optimization functionalities cover all aspects of logistics, promising breakthroughs in delivery services within their respective logistic communities.

Dezhong Xinghui, through its platform Qilin XianPin, will play a crucial role in the collaboration by providing expertise and resources in software technology and digital retail solutions. Qilin XianPin is a platform specializing in providing digital retail solutions for fresh produce, food industry enterprises, and retailers. With an annual investment of up to USD $5 million in software technology, Dezhong Xinghui continuously explores Software-as-a-Service (“SAAS”) systems, big data analysis, AI applications, private domain operations, and other technologies which not only enhance its platform functionalities but also help in optimizing the AI logistics system.

Conversely, Addentax brings its professional expertise in logistics services and extensive network to support Dezhong Xinghui. With logistics services covering 11 provinces and 3 municipalities, spanning over 86 cities in mainland China, Addentax possesses abundant transportation resources and logistics management experience. Both parties aim to integrate their respective resources, expertise and experience into developing the AI logistics system.

“We are enthusiastic about embarking on this strategic partnership with Dezhong Xinghui. Together, we are committed to leveraging our combined expertise to revolutionize the logistics industry and drive innovations. We will harness our collective strengths and shared vision to transform traditional logistics practices through technological advancements” stated Mr. Hong Zhida, Chairman and CEO of Addentax

About Addentax Group Corp. Corp.

Addentax Group Corp. Corp. is an integrated service provider specializing in garment manufacturing, logistics services, and property management and subleasing. For more information about the Company, please visit the website: https://www.addentax.com/.

Caution Concerning Forward Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. These forward-looking statements are based on information currently available to Addentax and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Addentax’s Annual Report on Form 10-K for the year ended March 31, 2023. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Public Relations Contact:

 Addentax Group Corp. Corp.

 Phone: + (86) 755 86961 405

 simon.ng@zgyingxi.com

Investor Relations Contact:

Sherry Zheng

 Weitian Group LLC

 1-718-213-7386

 shunyu.zheng@weitian-ir.com